SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                  FORM 8-K/A


                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: April 28, 2003
                Date of earliest event reported: April 16, 2003




                                 PFIZER INC.
           (Exact name of registrant as specified in its charter)

           Delaware                1-3619                13-5315170
      (State or other         (Commission File        (I.R.S. Employer
       jurisdiction of           (Number)           Identification No.)
       incorporation)


            235 East 42nd Street                            10017
            New York, New York                           (Zip Code)
                  (Address of principal executive offices)


              Registrant's telephone number, including area code:
                               (212) 573-2323



Item 4. Changes in Registrant's Certifying Accountants

On April 16, 2003, Pfizer Inc. ("Pfizer") completed its merger with Pharmacia Corporation ("Pharmacia"). As a result of the merger, Pfizer has engaged KPMG LLP as its independent auditors to audit the financial statements of the Pharmacia Savings Plan ("Plan") for the year ended December 31, 2002. As of April 16, 2003, PricewaterhouseCoopers LLP ("PWC"), independent auditors of Pharmacia prior to its acquisition by Pfizer, were dismissed as auditors of the Plan; the Registrant's Audit Committee was involved in the decision to change auditors for the Plan. The reports of PWC regarding the Plan's financial statements as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principles. In connection with its audits for the two most recent fiscal years and through April 16, 2003, there have been no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of PWC, would have caused it to make reference to the matter in its reports. PWC has been provided with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of PWC's letter dated April 28, 2003 stating its agreement with such statements.

The Plan engaged KPMG LLP as its independent accountants to audit the Plan's financial statements for the year ended December 31, 2002. During the years ended December 31, 2001 and 2000 and through the filing date of this Current Report on Form 8-K/A, the Plan did not consult with KPMG LLP on any accounting or auditing matter.

Item 7(c). Exhibits

(16) Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 28, 2003.



                                   SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

                            PFIZER INC.


                            By:/s/Margaret M.Foran
                              ____________________________
                               Margaret M. Foran
                               Title: Vice President-Corporate
                               Governance and Secretary



Dated: April 28, 2003


Exhibit No.       Description

   16 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 28, 2003.